Exhibit 99.2

News Release

June 23, 2015

Ashland Inc. announces expiration of previously announced cash tender offer and redemption of its outstanding 3.000% Senior Notes due 2016

COVINGTON, Ky. – Ashland Inc. (NYSE: ASH) today announced the expiration, as of 5:00 P.M., New York City time, on June 22, 2015 (the “Expiration Time”), of its previously announced cash tender offer (the “Tender Offer”) to purchase for cash any and all of its outstanding $600 million aggregate principal amount of 3.000% Senior Notes due 2016 (the “Notes”). According to Global Bondholder Services Corporation, the Tender Agent for the Tender Offer, approximately $514 million aggregate principal amount of the Notes had been validly tendered and not validly withdrawn before the Expiration Time and accepted for payment, representing approximately 86% of the outstanding Notes. In addition, approximately $38 million aggregate principal amount of the Notes were tendered pursuant to the guaranteed delivery procedures. Assuming all such Notes are validly delivered in accordance with such notices, the total amount of Notes accepted for payment by Ashland in the Tender Offer will represent approximately 92% of the Notes outstanding.

As previously announced, the purchase price in the Tender Offer for each $1,000 principal amount of Notes tendered and accepted for payment is $1,015.00. Ashland will also pay accrued and unpaid interest on the Notes accepted for payment in the Tender Offer up to, but not including, June 23, 2015, including the Notes tendered pursuant to the guaranteed delivery procedures. The settlement date for the Notes tendered pursuant to the Tender Offer is June 23, 2015 (other than with respect to Notes tendered pursuant to the guaranteed delivery procedures, for which settlement will occur on June 25, 2015).

Ashland also announced today that it delivered a notice to redeem all of the Notes that remain outstanding following the consummation of the Tender Offer on July 23, 2015 (the “Redemption Date”). Ashland will redeem the Notes on the Redemption Date in accordance with their terms.

This news release shall not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

About Ashland
Ashland Inc. (NYSE: ASH) is a global leader in providing specialty chemical solutions to customers in a wide range of consumer and industrial markets, including architectural coatings, automotive, construction, energy, food and beverage, personal care and pharmaceutical.  Through our three commercial units – Ashland Specialty Ingredients, Ashland Performance Materials and Valvoline – we use good chemistry to make great things happen for customers in more than 100 countries.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “may,” “will,” “should” and “intends” and the negative of these words or other comparable terminology. In addition, Ashland may from time to time make forward-looking statements in its annual report, quarterly reports and other filings with the Securities and Exchange Commission (SEC), news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance and financial condition, the economy and other future events or circumstances. Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt), the impact of acquisitions and/or divestitures Ashland has made or may make (including the possibility that Ashland may not achieve the anticipated benefits from such transactions), the global restructuring program (including the possibility that Ashland may not realize the anticipated revenue and earnings growth, cost reductions and other expected benefits from the program), Ashland’s ability to generate sufficient cash to finance its stock repurchase plans, severe weather, natural disasters, and legal proceedings and claims (including environmental and asbestos matters). Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements, including, without limitation, risks and uncertainties affecting Ashland that are described in its most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this news release whether as a result of new information, future event or otherwise.

C-ASH

FOR FURTHER INFORMATION:
Media Relations:
Gary Rhodes
+1 (859) 815-3047
glrhodes@ashland.com

Investor Relations:
Jason Thompson
+1 (859) 815-4454
jthompson@ashland.com

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